SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM 8-K



                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported) March 28, 2000



                            SALES ONLINE DIRECT INC.
               (Exact name of Registrant as specified in charter)



           Delaware                        0-28720                73-1479833
(State or other jurisdiction of    (Commission Filie Number)   (I.R.S. Employer
 incorporation or organization)                                 Identification
                                                                Number)

                                4 Brussels Street
                         Worcester, Massachusetts 01610
                                 (508) 753-0945
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)


                                 Not Applicable
   (Former name or former address of Registrant, if changed since last report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 4.  Changes in Registrant's Certifying Accountant.

On March 28, 2000, the Board of Directors of Sales OnLine Direct Inc., formerly known as Securities Resolution Advisors, Inc. (the "Company"), formally approved the termination of the accounting services provided by Stephen P. Higgins, C.P.A. ("Higgins"), as the Company's independent auditors. The Company had previously, on March 24, 2000, engaged Wolf & Company, P.C. as the Company's independent certified accountants to provide accounting and auditing services for the year ended December 31, 1999.

Higgins' report on the annual financial statements of the Company for the prior fiscal year ending December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the year ended December 31, 1998 and for the subsequent interim period preceding the dismissal of Higgins, there were no disagreements between the Company and Higgins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Higgins, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the annual financial statements of the Company.

The Company has provided Higgins with a copy of the disclosures the Company is making in this Item 4 and has requested that Higgins furnish a letter stating whether it agrees with statements made by the Company and if not, stating the respects in which Higgins does not agree. The letter was not available at the time of filing this report. Pursuant to Item 304(a)(3) of Regulation S-B, the Company shall file the letter as Exhibit 16 to this report within 10 business days after the filing of this report and within two business days of receipt of such letter.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SALES ONLINE DIRECT INC.


Date: March 29, 1999        By:  /S/ Gregory Rotman
                            ----------------------------------------------------
                            Gregory Rotman, Chief Executive Officer



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